TOSCO FINANCING TRUST

                  Prospectus Supplement dated December 18, 1997
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

Allstate Insurance Company          30,000                    30,000

Prudential Securities,
 Inc.                               38,200                    38,200

MFS Convertible Securities
 Fund                                  200                       200

MFS Equity Income Fund                 405                       405

MFS Total Return Fund               34,000                    34,000

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is December 18, 1997